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                                                                      EXHIBIT 23

G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT

                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                             425.928.2877 (efax)



June 7, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of June 7, 2001, on the Financial Statements of American Toy Vending, Inc. for the six months ended March 31, 2001, the year ended September 30, 2000, and the period March 10, 1999 (inception) to March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

G. Brad Beckstead, CPA